Execution Version

Letter Amendment

April 30, 2024

Each of the Signatory Borrowers (as defined below) (the “Borrowers”)

100 Federal Street
Boston, MA 02110
Attention: Stephen J. Tate,

Vice President and Chief Legal Officer

RE:	Thirteenth Amendment to the Putnam Family of Funds $235,500,000 Uncommitted Discretionary Demand Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available a $235,500,000 uncommitted discretionary demand line of credit (the “Credit Line”) to each of the Borrowers, each acting on its own behalf or, as applicable, on behalf of each of its respective Existing Funds (as defined below) as described in a letter agreement dated September 24, 2015, by and among the Borrowers and the Bank (including any appendices and exhibits thereto, as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Existing Loan Agreement.

The Amendment Borrowers (as defined below) have requested, and the Bank has agreed, (a) to extend the term of the Credit Line, (b) to add additional borrowers and/or funds to the Credit Line, and (c) to make certain changes to the Credit Line. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Signatory Borrowers (as defined below) and the Bank hereby agree as follows:

1.                  Defined Terms. For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Amendment Borrower” means a “Borrower” under the Amended Loan Agreement (as defined below).

“Amendment Fund” means a “Fund” under the Amended Loan Agreement.

“Continuing Borrower” means an Existing Borrower that is an Amendment Borrower.

“Existing Borrower” means a “Borrower” under the Existing Loan Agreement.

“Existing Fund” means a “Fund” under the Existing Loan Agreement.

“Marked Loan Agreement” means the copy of the Existing Loan Agreement attached hereto as Annex A.

“New Borrower” means an Amendment Borrower that is not an Existing Borrower.

“New Fund” means an Amendment Fund that is not an Existing Fund.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

2.                  Amendments to Loan Documents.

(a)                The Existing Loan Agreement is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Loan Agreement (the Existing Loan Agreement, as so amended, the “Amended Loan Agreement”).

(b)               The Bank, and each Continuing Borrower and New Borrower (collectively, the “Signatory Borrowers”; each a “Signatory Borrower”) acknowledge and agree that pursuant to paragraph 2(a), each (i) New Borrower is (1) hereby added as a “Borrower” for all purposes under the terms of the Loan Documents, and (2) is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Documents, and shall be a party thereto, all as if such New Borrower had been a “Borrower” party to the original execution and delivery thereof and (ii) New Fund is (1) hereby added as a “Fund” for all purposes under the terms of the Loan Documents, and (2) is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Documents, and shall be a party thereto, all as if such New Fund had been a “Fund” party to the original execution and delivery thereof.

3.                  Fees. As consideration for the amendments herein contained, each Amendment Borrower, on behalf of each of its Amendment Funds, hereby agrees to pay to the Bank on the date hereof its applicable share of an administrative fee in an amount equal to $71,426.37 which fee represents a pro-rated portion of the upfront fee for the number of days beginning with the date hereof to, but not including, January 31, 2025;

4.                  Miscellaneous

(a)                Other than as amended herein, all terms and conditions of the Amended Loan Agreement and each of the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof and thereof. This Letter Amendment shall constitute a Loan Document for all purposes of the Amended Loan Agreement.

(b)               [Reserved].

(c)                Each Amendment Borrower severally (and not jointly), for itself and severally (and not jointly) on behalf of each of its respective Amendment Funds, but not as to any other Borrower or Fund, represents and warrants as of the date hereof to the Bank as follows: (i) no Default or Event of Default with respect to such Amendment Borrower or any such Amendment Fund has occurred and is continuing on the date hereof under the Existing Loan Agreement after giving effect to the amendments herein contained; (ii) each of the representations and warranties of such Amendment Borrower, on behalf of each such Amendment Fund, contained in the Loan Documents is true and correct in all respects on and as of the date of this Letter Amendment (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (iii) the execution, delivery and performance by such Amendment Borrower on behalf of its respective Amendment Funds of each of this Letter Amendment and of the other Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (1) are, and will be, within such Amendment Borrower’s or such Amendment Fund’s power and authority, (2) have been authorized by all necessary trust or corporate proceedings, as the case may be, of such Amendment Borrower, (3) do not, and will not, require the consent of any shareholders or other equity holders of such Amendment Borrower or such Amendment Fund or the approval or consent of, or any notice to or filing with, any governmental authority, other than those which have been received or made, (4) will not contravene any provision of, or exceed any limitation contained in, the certificate or articles of incorporation, agreement and declaration of trust, by-laws and/or other organizational documents of such Amendment Borrower or such Amendment Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or such Amendment Fund, including, without limitation, the Investment Company Act, (5) are, and will be, in compliance with Regulations T, U and X and the Investment Company Act, (6) do not and will not constitute a violation of, or a default under, any other agreement, order or undertaking binding on such Amendment Borrower or such Amendment Fund, and (7) do not require the consent or approval of any obligee or holder of any instrument relating to any Material Indebtedness of such Amendment Borrower or such Amendment Fund or the consent or approval of any other party other than for those consents and approvals which have been received; and (iv) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Amendment Borrower, on behalf of its respective Amendment Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)               Upon receipt of a fully executed copy of this Letter Amendment, this Letter Amendment shall be deemed to be an instrument under seal and an amendment to the Loan Documents to be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

(e)                This Letter Amendment may be executed in counterparts each of which shall be deemed to be an original document.

(f)                 Delivery of an executed counterpart of a signature page of this Letter Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Letter Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Letter Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and such Borrower, electronic images of this Letter Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

(g)               A copy of the Agreement and Declaration of Trust of each Fund, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Letter Amendment and the Amended Loan Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Letter Amendment and the Amended Loan Agreement are several and not joint and are binding only on the assets or property of each Fund with respect to its obligations. In the case of each Fund, the execution and delivery of this Letter Amendment on its behalf has been authorized by its trustees, and this Letter Amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

[Remainder of Page Intentionally Left Blank]

If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this Letter Amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By: /s/ Christopher Ducar

Name: Christopher Ducar

Title: Vice President

Acknowledged and Accepted:

EACH OF THE SIGNATORY BORROWERS, for itself and on behalf of each of its respective Amendment Funds

By: /s/ Stephen J. Tate

Name: Stephen J. Tate

Title: Vice President and Chief Legal Officer

Putnam Funds – Uncommitted Line of Credit